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                                 EXHIBIT 3.iv


                 Amendment of By-Laws Adopted January 21, 1999
                 ---------------------------------------------


         The first sentence of Section 2.1 of the By-Laws is hereby amended to read in its entirety as follows:

                 "The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of nine Directors."